STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

C. MURPHY HEBERT
Chief Deputy Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Business Entity - Filing Acknowledgement

07/14/2026

Work Order Item Number:	W2026071400603 - 5341093
Filing Number:	20265896412
Filing Type:	Amendment After Issuance of Stock
Filing Date/Time:	07/14/2026 10:13:27 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: C14448-1995

Entity Name: Ecominas Corp.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
SPRING VALLEY SOLUTIONS, LLC
3651 Lindell Rd Ste D121, Las Vegas, NV 89103, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

401 N. Carson Street
Carson City, NV 89701

1 State of Nevada Way
Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C14448-1995
FVAguilar	Filing Number 20265896412
Secretary of State State Of Nevada	Filed On 07/14/2026 10:13:27 AM
	Number of Pages 5

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
Ecominas Corp.

Entity or Nevada Business Identification Number (NVID) : **NV19951121378**

2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: **1081000000**

Or ☐ No action by stockholders are required

☐ Officer"s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 07/14/2026 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☑ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Articles Added: The Articles of Incorporation of the Corporation are hereby amended by adding the following new Article, which shall implement a reverse stock split of the Corporation's issued and outstanding shares of common stock: (See attached)

ShareName	ShareType	SharesQuantity	SharesValue	ShareTypeName

(attach additional page(s) if necessary)

6. Signature: (Required)

X **Ricardo Enrique Silva Canelon** **Officer**

Signature of Officer, Incorporator or Authorized Signer Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C14448-1995
FVAguilar	Filing Number 20265896412
Secretary of State State Of Nevada	Filed On 07/14/2026 10:13:27 AM
	Number of Pages 5

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

(Pursuant to NRS 78.385 and 78.390)

ECOMINAS CORP.

Ecominas Corp., a corporation organized and existing under and by virtue of the laws of the State of Nevada (the "Corporation"), does hereby certify:

1. The name of the Corporation is Ecominas Corp.

2. The Articles of Incorporation of the Corporation are hereby amended by adding the following new Article, which shall implement a reverse stock split of the Corporation's issued and outstanding shares of common stock:

"**REVERSE STOCK SPLIT**. Effective as of the effective time of this Certificate of Amendment (the "**Effective Time**"), each five hundred (500) shares of the Corporation's common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined and converted into one (1) share of the Corporation's common stock, par value $0.0001 per share (the "**Reverse Stock Split**"), without any further action on the part of the Corporation or the holders thereof. No fractional shares shall be issued in connection with the Reverse Stock Split. In lieu of issuing any fractional share to which a stockholder would otherwise be entitled as a result of the Reverse Stock Split, the number of shares held by such stockholder shall be rounded up to the nearest whole share. The Reverse Stock Split shall apply only to the issued and outstanding shares of common stock and shall not change the number of authorized shares of common stock or preferred stock, and shall not change the par value of the common stock, which shall remain $0.0001 per share."

3. Except as expressly amended hereby, the Articles of Incorporation of the Corporation, as heretofore amended, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

4. This Certificate of Amendment was duly adopted in accordance with the provisions of NRS 78.385 and 78.390. The Board of Directors of the Corporation and the holders of a majority of the outstanding voting power of the Corporation's capital stock entitled to vote thereon have duly approved and adopted this Certificate of Amendment by written consent in accordance with the Nevada Revised Statutes.

5. This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Nevada.

[*Signature Page to Follow*]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, has executed this Certificate of Amendment to Articles of Incorporation as of July 14, 2026.

Ecominas Corp.

By: ______________________________
Name: Ricardo Enrique Silva Canelon
Title: Chief Executive Officer